UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

Securities Purchase Agreement

On July 18, 2025, Flux Power Holdings, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchaser(s)”) for an initial aggregate amount of approximately $2.9 million, pursuant to which the Company agreed to sell up to an aggregate of $5,000,000 in Prefunded Warrants (the “Prefunded Warrants”) at a purchase price equal to $19.369 per warrant (the “Original Purchase Price”). Each Prefunded Warrant entitles the holder to purchase shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for $0.001 per share. Purchasers of Prefunded Warrants will also be issued an additional five (5) year warrant to purchase a number of shares of common stock, par value $0.001 per share (the “Common Stock”) equal to fifty percent (50%) of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the “Common Warrants,” and together with the Prefunded Warrants, the “Warrants” and collectively the “Private Placement”). Each Common Warrant will have an exercise price equal to the 20-day VWAP per share of Common Stock immediately preceding the Closing of the Private Placement (subject to adjustment therein), are exercisable immediately following issuance and have a term of five (5) years from the initial issuance date. The purchase price can be paid in cash or, in lieu of cash, cancellation of existing debt by the Company. The Company plans to use the net proceeds from the Private Placement for general corporate purposes and growth capital.

The Closing of the Private Placement is subject to the satisfaction of customary closing conditions (the “Closing”) including, but not limited to, obtaining the approval by the holders of a majority of all of the outstanding shares of Common Stock (the “Requisite Approval”) to amend and restate the Company’s current articles of incorporation to (i) increase the number of authorized shares of preferred stock from 500,000 to 3,000,000 and to authorize the issuance of 3,000,000 shares of preferred stock, $0.001 par value, with the rights and preferences of series of preferred stock to be determined by the Company’s board of directors at its discretion from time to time without further action by the stockholders (the “Blank Check Preferred Stock”), and (ii) to create and set forth the rights, preferences and limitations of the Series A Preferred Stock

The Series A Preferred Stock shall have the following rights, preferences and limitations, which include, without limitation, (a) the right of the holder to convert such shares of Series A Preferred Stock multiplied by the Original Purchase Price into shares of the Company’s common stock at the initial conversion price equal to 120% of the 20-day volume weighted average price (VWAP) per share of Common Stock immediately preceding the closing of the Private Placement (the “Initial Conversion Price”), with automatic conversion at the Initial Conversion Price upon (i) the conversion of the shares of Series A Preferred Stock by a then majority of holders of Series A Preferred Stock (the “Majority Holders”), (ii) the affirmative vote or written consent by the Majority Holder to convert all outstanding shares of Series A Preferred Stock, and (iii) on the fifth (5th) anniversary of the Closing, (b) the right to one vote per share and voting together with the Common Stock on an as-converted basis, except that holders of Series A Preferred Stock shall have the right to vote as a separate class with respect to certain specified matters, (c) the right to receive cumulative cash dividends at an annual dividend rate of 8.0%, which may be payable in kind or in cash at the option of the Company, (d) in the event of a liquidation, dissolution or winding up of the Company’s affairs, the right to receive a liquidation distribution equal to the Original Purchase Price plus an amount equal to accumulated but unpaid dividends, if any, on such shares, and (e) such other terms and provisions as will be set forth in the Restated Articles. In addition, the Initial Conversion Price is subject to standard weighted average anti-dilution protection, and anti-dilution protection against issuance of securities by the Company in certain incidences, such as (x) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Common Stock, and (y) in the event of any capital reorganization, reclassification of the capital stock, consolidation or merger of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Securities are being offered by the Company to certain accredited investors in an offering made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Securities have not been and will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws. The Private Placement was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the Private Placement.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Krishna Vanka
Krishna Vanka
Chief Executive Officer

Dated: July 21, 2025